NEWS RELEASE

Coeur Reports Steady First Quarter Production and Reaffirms Full-Year Production Guidance
Production levels expected to accelerate during remaining three quarters of 2013
Growing contribution from gold relative to silver as gold production rises at U.S. operations
Coeur d'Alene, Idaho - April 15, 2013 - Coeur d'Alene Mines Corporation (the “Company” or “Coeur”) (NYSE: CDE, TSX: CDM) announced it produced 3.8 million ounces of silver and 56,913 ounces of gold during the first quarter of 2013. The Company also reaffirmed its full year production guidance of 18.0-19.5 million ounces of silver and 250,000-265,000 ounces of gold in 2013. Coeur will report its full operating and financial results on May 9, 2013.
First Quarter Operating Highlights

•
Companywide silver production of 3.8 million ounces was 22% lower than the first quarter 2012 due to lower grade ore processed from both open pit and underground operations at the Company's Palmarejo mine.

•	Companywide gold production of 56,913 ounces was 30% higher than the first quarter 2012 due to significantly higher production from the Company's Kensington and Rochester mines.

•	Metal sales were $178.6 million, down 13% compared with the first quarter 2012.

•	Average realized silver and gold prices were $30.61 per ounce and $1,630 per ounce, respectively, representing decreases of 6% and 4%, respectively, compared with the first quarter of 2012.

•
Grades and mining rates rebounded at Palmarejo late in the first quarter compared to the third and fourth quarters of 2012. Palmarejo produced 1.6 million ounces of silver and 22,965 ounces of gold in the first quarter 2013. While lower than first quarter 2012 levels, silver and gold production was 6% and 15% higher, respectively, compared to the fourth quarter 2012. Production rates are expected to climb in the second half of 2013.

•
San Bartolomé produced 1.4 million ounces of silver, which was 12% lower than the first quarter of 2012 due to lower silver grades, but the mine performed better than planned and this level should reflect anticipated production rates during the remainder of the year.

•
Rochester's production was temporarily affected by extremely cold temperatures and heavier than normal snowfall during January and February, which impacted ore crushing. Rochester produced 0.6 million ounces of silver and 8,742 ounces of gold, which was lower than production in the fourth quarter 2012, but 47% and 65% higher than the first quarter 2012, respectively.

•
Kensington's gold production more than tripled compared to the first quarter of 2012, reaching 25,206 ounces. Kensington's production is expected to increase in the second half of 2013 over the first half of 2013 due to anticipated improved grades and higher throughput rates.

Table 1: Operational Highlights: Production

(silver ounces in thousands)	1Q 2013		1Q 2012		Quarter Variance
	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	1,646	22,965	2,483	31,081	(34%)	(26%)
San Bartolomé	1,391	—	1,591	—	(13%)	n.a.
Rochester	648	8,742	441	5,292	47%	65%
Martha(1)	—	—	123	84	n.a.	n.a.
Kensington	—	25,206	—	7,444	n.a.	239%
Endeavor	150	—	248	—	(40%)	n.a.
Total	3,835	56,913	4,886	43,901	(22%)	30%

1.	The Martha mine in Argentina ceased production at the end of the third quarter 2012.

2013 Outlook
In addition to its unchanged 2013 production outlook provided in Table 2 below, Coeur reiterated its full-year 2013 projected cash operating costs1 of $8.00 - $9.00 per silver ounce, assuming a gold by-product price of $1,650 per ounce. Kensington's cash operating costs1 are estimated at $900 - $950 per gold ounce for 2013.
Table 2: 2013 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	7,700-8,300	98,000-105,000
San Bartolomé	Bolivia	5,300-5,700	—
Rochester	Nevada, USA	4,500-4,900	44,000-46,000
Endeavor	Australia	500-600	—
Kensington	Alaska, USA	—	108,000-114,000
Total		18,000-19,500	250,000-265,000

About Coeur
Coeur d'Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in a mine in Australia. The Company also conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia. In addition, the Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements improvements in the Palmarejo operations, operating results, production levels, grades and operating costs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

1.	Cash operating costs are non-GAAP measures.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe cash operating costs is an important measure in assessing the Company's overall financial performance.

For Additional Information:
Wendy Yang, Vice President, Investor Relations
(208) 665-0345

Stefany Bales, Director, Corporate Communications
(208) 667-8263

www.coeur.com

Table 3:
Operating Statistics from Continuing Operations - (Unaudited):

	Three months ended March 31,
	2013	2012
Silver Operations:
Palmarejo
Tons milled	573,170	528,543
Ore grade/Ag oz	3.65	6.12
Ore grade/Au oz	0.04	0.06
Recovery/Ag oz(1)	78.8%	76.8%
Recovery/Au oz(1)	90.1%	93.3%
Silver production ounces	1,646,397	2,482,814
Gold production ounces	22,965	31,081
San Bartolomé
Tons milled	374,985	378,104
Ore grade/Ag oz	4.09	4.62
Recovery/Ag oz(1)	90.6%	91.2%
Silver production ounces	1,391,099	1,591,292
Martha(3)
Tons milled	—	34,069
Ore grade/Ag oz	—	4.43
Ore grade/Au oz	—	0.004
Recovery/Ag oz(1)	—%	81.4%
Recovery/Au oz(1)	—%	64.6%
Silver production ounces	—	122,793
Gold production ounces	—	84
Rochester
Tons milled	2,439,757	2,009,518
Ore grade/Ag oz	0.52	0.55
Ore grade/Au oz	0.003	0.004
Recovery/Ag oz(2)	50.8%	40.2%
Recovery/Au oz(2)	108.6%	62.1%
Silver production ounces	647,589	441,337
Gold production ounces	8,742	5,292
Endeavor
Tons milled	194,519	195,846
Ore grade/Ag oz	1.61	3.35
Recovery/Ag oz(1)	47.8%	37.8%
Silver production ounces	149,594	247,958
Gold Operation:
Kensington
Tons milled	129,057	43,936
Ore grade/Au oz	0.20	0.18
Recovery/Au oz(1)	96.2%	93.4%
Gold production ounces	25,206	7,444
CONSOLIDATED PRODUCTION TOTALS
Total silver ounces	3,834,679	4,886,194
Total gold ounces	56,913	43,901
1. Recoveries are affected by timing inherent in the leaching process.
2. Recoveries at Rochester are affected by residual leaching on Stage IV pad and timing differences inherent in the heap leaching process.
3. The Martha mine ceased active mining operations in September of 2012.

Table 4:
Results of Operations by Mine - Palmarejo - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Underground Operations:
Tons mined	151,232	139,925	143,747	162,820	158,030
Average silver grade (oz/t)	4.22	4.70	6.13	8.91	7.82
Average gold grade (oz/t)	0.09	0.08	90	0.14	0.11
Surface Operations:
Tons mined	388,651	465,498	424,380	321,758	347,609
Average silver grade (oz/t)	3.45	2.62	2.79	4.14	5.32
Average gold grade (oz/t)	0.03	0.02	0.03	0.04	0.04
Processing:
Total tons milled	573,170	563,123	532,775	489,924	528,543
Average recovery rate – Ag	78.8%	84.2%	90%	84.2%	76.8%
Average recovery rate – Au	90.1%	91.4%	102.5%	92%	93.3%
Silver production - oz (000's)	1,646	1,555	1,833	2,365	2,483
Gold production - oz	22,965	19,998	23,702	31,258	31,081

Table 5:
Results of Operations by Mine - San Bartolomé - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Tons milled	374,985	363,813	344,349	391,005	378,104
Average silver grade (oz/t)	4.09	4.20	4.91	4.30	4.60
Average recovery rate	90.6%	88.0%	90.3%	88.3%	91.2%
Silver production (000's)	1,391	1,343	1,526	1,470	1,591

Table 6:
Results of Operations by Mine - Kensington - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Tons mined	116,747	140,626	113,770	84,632	56,815
Tons milled	129,057	129,622	123,428	97,794	43,936
Average gold grade (oz/t)	0.20	0.23	0.21	0.23	0.18
Average recovery rate	96.2%	96.9%	95.9%	94.2%	93.4%
Gold production	25,206	28,718	24,391	21,572	7,444

Table 7:
Results of Operations by Mine - Rochester - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Tons mined	2,924,472	3,031,428	3,170,129	2,585,914	2,923,324
Average silver grade (oz/t)	0.52	0.51	0.52	0.63	0.55
Average gold grade (oz/t)	0.003	0.005	0.004	0.005	0.004
Silver production (000's)	647	828	819	713	441
Gold production	8,742	12,055	10,599	10,120	5,292

Table 8:
Results of Operations by Mine - Endeavor - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Silver Production (000's)	150	105	140	240	248

Table 9:
Results of Operations by Mine - Martha(1) - (Unaudited)

	1Q 2013	4Q 2012	3Q 2012	2Q 2012	1Q 2012
Total tons milled	—	—	27,281	39,199,000	34,068
Average silver grade (oz/t)	—	—	4.17	3,520	4.43
Average gold grade (oz/t)	—	—	3.4	—	—
Average recovery rate – Ag	—%	—%	81.5%	78.2%	81.4%
Average recovery rate – Au	—%	—%	82.6%	72.4%	64.6%
Silver production (000's)	—	—	93	108	123
1. The Martha mine ceased active operations in September of 2012.